UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Tech Court Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 1, 2024, Charlotte's Web Holdings, Inc. (the “Company”), accelerated the vesting and settlement of outstanding restricted stock units (“RSU’s”) granted under the Charlotte’s Web Holdings, Inc. Amended 2018 Long-Term Incentive Plan for the Company’s principal financial officer, Jessica Saxton, Chief Financial Officer, and certain of its named executive officers, Stephen Rogers and Jared Stanley. As a result, the Company accelerated the vesting and settlement of an aggregate of 401,786 RSUs held by Mrs. Saxton that were originally scheduled to vest between April 1, 2024 and April 1, 2026, an aggregate of 63,363 RSUs held by Mr. Rogers that were originally scheduled to vest between February 11, 2024 and April 1, 2026, and an aggregate of 77,277 RSUs held by Mr. Stanley that were originally scheduled to vest between February 11, 2024 and April 1, 2026. Based on the closing price of the Company’s common shares on February 1, 2024, Mrs. Saxton received shares having a fair market value equal to an aggregate of $59,881.34, after deductions for withholdings, Mr. Rogers received shares having a fair market value equal to an aggregate of $7,725.49, after deductions for withholdings, and Mr. Stanley received shares having a fair market value equal to an aggregate of $9,421.39, after deductions for withholdings.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: February 2, 2024	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary